UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2005 (September 21, 2005)

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code:  303-383-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2005, Affordable Residential Communities Inc. (“ARC” or the “Company”) announced that Larry D. Willard, a director of the Company, has assumed the positions of Chairman of the Board of Directors and Chief Executive Officer of the Company and that James F. Kimsey, a director of the Company, has assumed the positions of President and Chief Operating Officer of the Company.  Mr. Willard was previously Chairman of ARC’s Audit Committee, and Mr. Kimsey was previously a member of the Audit Committee.  As a result of their new positions with the Company, Mr. Willard and Mr. Kimsey are no longer considered   “independent” members of the Audit Committee under the pertinent New York Stock Exchange (“NYSE”) rules and have resigned as members of the Audit Committee.  Therefore, on September 26, 2005, the Company notified the NYSE that the Company’s Audit Committee no longer meets the requirements of NYSE Rule 303A.07(a) since the Audit Committee (i) no longer has three members and (ii) no longer has a member whom the Board of Directors has determined has accounting or related financial management expertise.  At a Board of Directors meeting on September 26, 2005, the Board of Directors determined that Director J. Markham Green, a continuing member of the Audit Committee, has the accounting or related financial management expertise required by NYSE Rule 303A.07(a) and appointed Mr. Green to the position of Chairman of the Audit Committee.  The Board of Directors will work diligently to fill the remaining 2 vacancies on the Audit Committee and to bring that committee back into compliance with NYSE Rule 303A.07(a).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2005, ARC announced certain changes in its senior management.   Scott D. Jackson resigned as ARC’s Chief Executive Officer and Chairman of the Board and assumed the position of Vice Chairman of the Board. In addition, Larry D. Willard, a director of the Company, has assumed the additional positions of Chairman of the Board of Directors and Chief Executive Officer of the Company and director James F. Kimsey has become President and Chief Operating Officer of the Company.

Mr. Willard joined ARC’s Board in June 2005. Mr. Willard recently retired as Chairman of the Board of Wells Fargo Bank, N.A., New Mexico Region, where he had been Regional President of the New Mexico and West Texas Region of Wells Fargo and Company from 1998 through 2004. Mr. Willard also served from 1994 to 1998 as Chairman of the Board, Chief Executive Officer and Regional President of Northwest Corporation, an affiliate of Northwest Bank New Mexico, N.A. He had spent the prior 18 years with United New Mexico Financial Corporation and Ford Bank Group, Inc. serving in various capacities. Mr. Willard is a graduate of Eastern New Mexico University (BBA Accounting and Finance, 1968), the University of Colorado, Boulder (Graduate School of Banking, 1973) and the University of Oklahoma, Norman (Graduate School of Commercial Lending, 1975).

Mr. Kimsey joined ARC’s Board in June 2005. Mr. Kimsey retired as President and Chief Executive Officer of RailWorks Corporation in 2004, a position he had held since 2002. From 2001 through 2002 he also served as the President of Western Utility

Services on behalf of Exelon Infrastructure Services, a successor to Fischback & Moore Electric, LLC, for whom Mr. Kimsey was the President and Chief Executive Officer from 1995 to 2001. In 1997 Mr. Kimsey founded Kimsey Electrical Contracting, LLC, serving as its Chairman. From 1970 to 1995 he served in various capacities with Sturgeon Electric Co., Inc., succeeding to MYR Group President in 1984, a position he held until 1995. Mr. Kimsey is a graduate of the University of Denver where he received a BSBA Degree in accounting.

There is no employment agreement between either Mr. Willard or Mr. Kimsey and the Company, and there is no information required to be disclosed with respect to either Mr. Willard or Mr. Kimsey pursuant to Item 404(a) of Regulation S-K.

Item 8.01.   Other Events.

On September 21, 2005, ARC issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release issued by ARC on September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         September 26, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release issued by ARC on September 21, 2005.